UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023 (November 27, 2023)

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 26th Street, Suite 200

Santa Monica, CA 90402

(Address of principal executive offices)

323-266-7111

(Registrant’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	STCB	OTC Markets Group OTCQB tier

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2023, the Board of Directors (the “Board”) of Starco Brands, Inc. (the “Company”) approved the 2023 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock unit awards, and other stock-based awards, collectively, the “Stock Awards.” Stock Awards may be granted under the Plan to the Company’s, and its subsidiaries’, employees, officers, directors and consultants. The Board has recommended Plan be submitted to the stockholders for approval.

The maximum number of shares of Class A common stock (“Stock”) available for issuance under the Plan is 100,000,000 shares (the “Share Reserve”). The shares of Stock subject to Stock Awards granted under the Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Plan’s Share Reserve and be available for issuance under the Plan. The shares issued upon the exercise of Stock Awards will reduce the shares available for issuance under the Plan.

In the event of a corporate transaction or a change of control, outstanding Stock Awards under the Plan may, at the discretion of the Board (or a duly appointed committee thereof), be (a) assumed, continued, or substituted by the surviving corporation, (b) accelerated subject to the consummation of the corporate transaction or change of control (provided that, unless otherwise set forth in an award agreement, performance vesting will require the achievement of a deemed target), or (c) cancelled with the participants holding vested awards receiving an amount equal to the per-share consideration less any applicable exercise or base price.

The Board or a duly appointed committee thereof may suspend or terminate the Plan at any time. The Plan is scheduled to terminate immediately prior to the 10th anniversary of the date it was adopted by the Board. No rights may be granted under the Plan while the Plan is suspended or after it is terminated. The Board or a duly appointed committee thereof may amend or modify the Plan at any time, subject to any required stockholder approval. Stockholder approval shall be required for any amendment to the Plan to the extent required by applicable law or regulation (including rules of a national securities exchange), any repricing of Stock Awards, and any amendment, to the extent it materially impairs a participant’s rights, shall require such participant’s written consent). Notwithstanding the foregoing, adjustments subject to Section 9 of the Plan or to otherwise bring the Plan or any specific grant thereunder into compliance with Section 409A of the Internal Revenue Code, shall not require stockholder approval.

The Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Starco Brands, Inc. – 2023 Equity Incentive Plan
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: November 29, 2023	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer